OPTION AGREEMENT


                  OPTION AGREEMENT dated December 4, 1995, between ACTV, Inc., a Delaware corporation (the "Corporation") and David Sarnoff Research Center, Inc. (the "Company").

                  The Corporation desires to grant to the Company the right and option to purchase up to 100,000 shares (the "Option Shares") of Common Stock (the "Common Stock"), of the Corporation, on the terms and subject to the conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the receipt of $1.00 and other good and valuable consideration, the receipt of which is hereby acknowledge, the parties hereby agree as follows:

                  SECTION 1. Option to Purchase Common Stock.

                           a.  Subject to Section 5 hereof, the Corporation
hereby grants to the Company an option (the "Option") to purchase from the Corporation 100,000 Option Shares, at a purchase price of $3.75 per Option Share (the "Option Price"). The Company's right and option to purchase 33,333 Option Shares shall vest on December 4, 1996; 33,333 Option Shares shall vest on December 4, 1997; and 33,334 Option Shares shall vest on December 4, 1998, so long as the Company is retained by the Corporation. Said right shall be cumulative so that as of December 4, 1998, the Company shall have the fully vested right to purchase 100,000 Option Shares. In the event that the Company's Consulting Agreement with the Corporation terminates prior to December 4th of any year, the Company shall have the right or option to purchase the pro rata part of the installment of Option Shares based on the number of months fully completed. With respect to the Option, the "Option Period" shall commence on the date hereof and terminate on December 4, 2000.

                           b.  The Option may be  exercised by the Company by
delivery to the Corporation, at any time commencing one year from the date hereof, of a written notice (the "Option Notice"), which Option Notice shall state the Company's intention to exercise the Option, the date on which the Company proposes to purchase the Option Shares (the "Closing Date") and the number of Option Shares to be purchased on the Closing Date, which Closing Date shall be no later than 30 days nor earlier than 10 days following the date of the Option Notice. Upon receipt by the Corporation of an Option Notice from the Company, the Company shall be obligated to purchase that number of Option Shares to be purchased on the Closing Date set forth in the Option Notice.

                           c.  The  purchase  and sale of  Option  Shares
acquired pursuant to the terms of this Option Agreement shall be made on the Closing Date at the offices of the Corporation. Delivery of the Stock certificate of other instrument registered in the name of the Company, evidencing the Option Shares being purchased on the Closing Date, shall be made by the Corporation to the Company of this Option on


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the Closing Date against the delivery to the Corporation of a check in the full amount of the aggregate purchase price therefor.

                  SECTION 2. Representations and Warranties of The Holder. The Company hereby represents and warrants to the Corporation that in the event the Company acquires any Option Shares, such Option Shares will be acquired for his own account, for investment and not with a view to the distribution thereof. The Company understands that except as set forth in Section 6 hereof, the Option Shares will not be registered under the Securities Act of 1933, as amended (the "Securities ACT"), by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4 (2) thereof and that they must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or the transaction is except from registration.

                  SECTION 3. Reorganization; Mergers; Sales; Etc. If, at any time during the Option Period, there shall be any capital reorganization, reclassification of Common Stock (other than a change in par value or from par value to nor par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), the consolidation or merger of the Corporation with or into another corporation or of the sale of all or substantially all the properties and assets of the Corporation as an entirety to any other corporation or person, the unexercised and fully vested portion of this Option shall, after such reorganization, reclassification, consolidation, merger or sale, be exercisable for the kind and number of shares of stock or other securities or property of the Corporation or of the corporation resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold to which the Company would have been entitled if the Company had held shares of Common Stock issuable upon the exercise hereof immediately prior to such reorganization, reclassification, consolidation, merger or sale. The provisions of this Section 3 shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers and sales.

                  SECTION 4.   Adjustment of Option Shares and Option Price.

                           a.  The number of Option Shares subject to this
Option during the Option Period shall be cumulative as to all prior dates of calculation and shall be adjusted for any stock dividend, subdivision, split-up or combination of Common Stock.

                           b.  The Option Price shall be subject to adjustment
from time to time as follows:

                               (1)    If, at any time during the Option Period,
the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, immediately following the record date fixed for the determination of holders of shares of Common Stock entitled to receive such stock dividend, subdivision or


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split-up, the Option Price shall be appropriately decreased so that the number of shares of Common Stock issuable upon the exercise hereof shall be increased in proportion to such increase in outstanding shares.

                               (2)    If, at any time  during  the  Option
Period, the number of shares of Common Stock outstanding is decreased by a combination of outstanding shares of Common Stock, then, immediately following the record date for such combination, the Option Price shall be appropriately increased so that the number of shares of Common Stock issuable upon the exercise hereof shall be decreased in proportion to such decrease in outstanding shares.

                  SECTION 5.  Termination of the Options.

                           Termination of Options in General. The Option granted
hereby shall terminate and the Option shall no longer be exercisable after December 4, 2000, or three months after the date of termination of the Consulting Agreement.

                  SECTION 6. Transfer of Option; Successors And Assigns. This Agreement (including the Option) and all rights hereunder shall not be transferable at any time without the prior written consent of the Corporation. This Agreement and all the rights hereunder shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and transferees.

                  SECTION 7. Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                  If to the Corporation, to:

                           ACTV, Inc.
                           1270 Avenue of the Americas - Suite 2401
                           New York, New York  10020
                           Attention:  William C. Samuels, Chairman and CEO

                  With a copy to:

                           Gersten, Savage, Kaplowitz & Curtin
                           575 Lexington Avenue
                           New York, New York  10022
                           Attention:  Jay M. Kaplowitz, Esquire

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                  If to the Company, to:

                    David Sarnoff Research Center
                    201 Washington Road
                    Princeton, NJ  08543
                    Attention:  Dr. Curtis R. Carlson, Executive Vice President


or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. If mailed as aforesaid, any such communication shall be deemed to have been given on the third business day following the day on which the piece of mail containing such communication is posted.

                  SECTION 8. Governing Law. This Agreement shall be governed by, and construed in accordance with the laws of the State of New York.

                  SECTION 9. Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated herein and supersedes all previously written or oral negotiations, commitments, representations and agreement.

                  SECTION 10. Amendments and Modifications. This Agreement, or any provision hereof, may not be amended, changed or modified without the prior written consent of each of the parties hereto.

                  IN WITNESS WHEREOF, the parties hereto have caused this Option Agreement to be executed and delivered as of the date first above written.


                      ACTV, Inc.




                      By:____________________________
                         William C. Samuels
                         Chairman and
                         Chief Executive Officer

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